EXHIBIT 10(u)

SETTLEMENT AGREEMENT

THIS SETTLEMENT AGREEMENT is made and entered into on May 30, 2006, by and among U.S. Traffic Corporation, a Delaware corporation, f/k/a Green Light Acquisition Company (“USTC”), and Quixote Corporation, a Delaware corporation (“Quixote”), as first parties, Myers America, Inc., a Delaware corporation, f/k/a U.S. Traffic Corporation (“MA”), Myers Power Products, Inc., a Delaware corporation (“MPP”) and Myers/Nuart Electrical Products, Inc., a Delaware corporation (“NuArt”), as second parties, and Raymond International W.L.L., a Bahrain corporation (“RIWLL”), Raymond Overseas Holding Limited, a Jersey (Channel Islands) corporation (“ROHL”) and Basil Vasiliou (“Vasiliou,” and collectively with RIWLL and ROHL, the “Guarantors”), as third parties.  All of the foregoing parties are sometimes referred to herein collectively as the “Parties”.

R E C I T A L S

A.            Quixote is the parent of USTC.  The Guarantors, directly or indirectly, are the stockholders of MA, NuArt and MPP.

B.            On or about May 16, 2003, USTC (then known as Green Light Acquisition Company), and MA (then known as U.S. Traffic Corporation) and NuArt, entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”), pursuant to which MA and NuArt sold, and USTC purchased, substantially all of the assets of MA and NuArt used in the business of manufacturing, selling and servicing traffic control equipment, overhead and portable traffic display signage, electronic display and message centers, lighted signage, transit fixtures, power supply sources, electronic components and tunnel lighting, including the so-called Myers PowerBack™ uninterruptible power supply product (the “Business”).

B.            Pursuant to the provisions of the Asset Purchase Agreement, on or about May 16, 2003 USTC and MPP entered into an OEM Supply Agreement (the “OEM Agreement”).

C.            MA brought a lawsuit against USTC in the Circuit Court of Cook County, Illinois, Chancery Division, entitled Myers America, Inc. f/k/a. U.S. Traffic Corporation, a Delaware corporation vs. U.S. Traffic Corporation, f/k/a Green Light Acquisition Company, a Delaware corporation, No. 05 CH 16573 (the “Chancery Division Case”).  Thereafter, USTC brought a lawsuit against MA, NuArt and the Guarantors in the Circuit Court of Cook County, Illinois, Law Division, entitled U.S. Traffic Corporation f/k/a Green Light Acquisition Company vs. Myers America, Inc. f/k/a U.S. Traffic Corporation, Myers/NuArt Electrical Products, Inc., Raymond Int’l W.L.L., Raymond Overseas Holding, Limited and Basil Vasilou, No. 05 L 010719 (the “Law Division Case”).  Subsequent to the filing of the Law Division Case, USTC filed a third-party complaint against MPP in the Chancery Division Case (the “Third Party Complaint”).  The court in the Chancery Division case denied USTC’s motion for a preliminary injunction, and USTC has filed a notice of appeal of such denial with the Illinois Appellate Court, First District.  The Law Division Case was subsequently transferred to, and consolidated with, the Chancery Division Case.  The foregoing lawsuits and appeals are referred to herein collectively as the “Litigation”.

D.            USTC has disputed the merits of the Chancery Division Case.  MA, NuArt and the Guarantors have disputed the merits of the Law Division Case.  MPP has disputed the merits of the Third Party Complaint.

E.             The Parties desire to enter into this Agreement in order, among other things, to avoid the costs, expenses, distractions and uncertainty arising in respect of the Litigation, and desire to settle the Litigation, on the terms herein contained.

A G R E E M E N T S

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.             No Admissions.  This Agreement does not constitute an admission by any of the Parties hereto of any violation of any statute, regulation, or contract, or of any fact, condition, circumstance, violation of law, or standard of liability in law or equity, arising out of or in any way related to the subject matter described in this Agreement.  This Agreement is being entered into by the Parties solely to settle and compromise any and all disputes within the scope of this Agreement.  This Agreement and any settlement discussions related hereto shall constitute “settlement negotiations” and, as such, shall not be admissible in any proceeding, whether by claim or defense, as evidence or an admission of any kind, except that in a proceeding to enforce the provisions of this Agreement, any settlement discussions shall be admissible as evidence solely for the purposes of that proceeding.

2.             Transactions and Payments Occurring on the Date Hereof.  Concurrently with the execution and delivery of this Agreement:

(a)           MA, on its own behalf and on behalf of MPP and NuArt, shall pay to USTC the sum of three million dollars ($3,000,000), by wire transfer of immediately available funds to such bank account as Quixote shall specify by written notice delivered to MA; and

(b)           The Parties, through their respective counsel, shall execute and file stipulations to dismiss all of the Litigation with prejudice, and without costs being awarded to any of the Parties.

3.             Amendment and Termination of Certain Documents.  The Asset Purchase Agreement, the OEM Supply Agreement, and certain of the other documents executed and delivered by the Parties in connection with the acquisition by USTC of the Business, are hereby terminated or amended as follows:

(a)           All obligations of USTC, MA and NuArt under the Asset Purchase Agreement, other than MA’s and NuArt’s obligations under Section 5.5 thereof (as such section is amended in paragraph (d) hereof) are hereby terminated in their entirety.  Without limiting the generality of the preceding sentence, USTC shall have no obligation to pay Contingent Consideration (as such term is defined in the Asset Purchase Agreement), pursuant to Section 2.6(d) of the Asset Purchase Agreement, irrespective of whether any such payments are presently due and owing.

(b)           The OEM Supply Agreement is hereby terminated in its entirety (except as provided in paragraph (c) hereof), it being understood, however, that USTC shall remain obligated to purchase and pay for all Modules and Cabinets (as such terms are defined in the OEM Supply Agreement) for which USTC has heretofore placed, and MPP has accepted, purchase orders.  Subject to the following sentence, MPP shall honor all such purchase orders.  Terms of sale with respect to all Modules which have not been delivered to USTC as of the date hereof shall continue to be C.O.D., and terms of sale with respect to all Cabinets which have not been delivered as of the date hereof shall be net 30 days from the invoice dates.  MPP will also accept purchase orders which USTC or Peek Traffic Corporation (“Peek”) may hereafter place for Cabinets, at prices charged from time to time by MPP for such Cabinets (which prices shall be comparable to the prices which MPP shall charge its other customers from time to time for similar Cabinets).  Payment terms with respect to such future purchase orders shall also be on the same net 30 day terms as set forth above.  MPP reserves the right, at any time, to discontinue the manufacture of Cabinets (or any kind thereof), and to modify or change the designs and/or specifications with respect to Cabinets, provided that MPP agrees that in this respect it will treat USTC and Peek in the same manner in which it treats its other customers purchasing Cabinets.  MPP reserves the right to revoke the net 30 day terms in the event USTC or Peek do not make payments within such payment terms.  Until such time as (x) MPP shall no longer be supplying Cabinets to USTC and Peek, and (y) the Note (as herein defined) shall have been paid in full, whichever event occurs later, USTC shall deliver, and Quixote shall cause USTC to deliver, to MPP:

(i) within 30 days after the end of each fiscal quarter of Quixote, balance sheets of USTC and Peek as of the end of each such quarter and statements of income of USTC and Peek for the quarter and for the portion of the current fiscal year then ended, certified by the chief financial officer of USTC and Peek as having been prepared in accordance with generally accepted accounting principles (“GAAP”), consistently applied, and presenting fairly in all material respects the financial condition and results of operations of USTC and Peek as of such dates and for the periods then ended, subject to normal recurring year-end adjustments which are not material in amount, either individually or in the aggregate, and to the absence of footnote disclosures required by GAAP; and

(ii) within 90 days after the end of each fiscal year of Quixote, balance sheets and statements of income of USTC and Peek as of and for the fiscal year then ended, certified by the chief financial officer of USTC and Peek as having been prepared in accordance with GAAP, consistently applied, and presenting fairly in all material respects the financial condition and results of operations of USTC and Peek as of such date and for the fiscal year then ended.

(c)           Section 7 of the OEM Supply Agreement shall continue in effect to May 16, 2008, but shall be amended to read as follows:

“During the Term, Supplier agrees that it will refrain, directly or indirectly, from selling, distributing or leasing Modules (by whatever name or mark) which are competitive with the Powerback™ Models PBM-1250 and PBM-2000 uninterruptible power supplies for use in intersection control to the municipal corporations consisting of, or comprising a part of, the City of New York, New York and the City of Chicago, Illinois.”

(d)           Section 5.5(a) of the Asset Purchase Agreement is amended to read as follows:

“(a) Seller agrees that for a period of five years after the Closing Date, it will not, and it shall cause its respective Affiliates not to, either alone or in conjunction with any other Person, directly or indirectly, sell uninterruptible power supplies which are competitive with the Powerback™ models PBM-1250 and PBM-2000 uninterruptible power supplies for use in intersection control to the municipal corporations consisting of, or comprising a part of, the City of New York, New York and the City of Chicago, Illinois.”

(e)           Section 1 of the Stockholder Covenant Not to Compete and Other Post-Asset Sale Obligations, dated May 16, 2003, between USTC and RIWLL, and Section 1 of the Stockholder Covenant Not to Compete and Other Post-Asset Sale Obligations, of even date therewith, between USTC and Vasiliou (collectively, the “Stockholder Covenants not to Compete”), are each hereby terminated, and Section 2 of each of the Stockholder Covenants not to Compete hereby amended to read as follows:

“The Stockholder agrees that for a period of five years after the Closing Date, it will not, and it shall cause its respective Affiliates not to, either alone or in conjunction with any other Person, directly or indirectly, sell uninterruptible power supplies which are competitive with the Powerback™ models PBM-1250 and PBM-2000 uninterruptible power supplies for use in intersection control to the municipal corporations consisting of, or comprising a part of, the City of New York, New York and the City of Chicago, Illinois; provided, however, that ownership or acquisition by the Stockholder, its Affiliates, Seller and the other stockholders of Seller executing counterparts of this Agreement, of an aggregate of less than five percent (5%) of the outstanding stock of any publicly traded company which is engaged in such sales shall not constitute a violation of this Section 2.”

(f)            The Guaranty, dated May 16, 2003 by Quixote for the benefit of MA and NuArt (the “Quixote Guaranty”) is amended (i) by deleting Sections 1(b) and 1(c) thereof, and (ii) amending the second sentence of Section 2 thereof to read as follows:

“The parties agree that Guarantor’s obligations under this Guaranty shall be subject to the limitations, exclusions and exculpations set forth in the Note and the subordination provisions contained therein.”

(g)           The Stockholder Guaranty, dated May 16, 2003, among USTC and RIWLL and ROHL, and the Stockholder Guaranty, dated May 16, 2003, between USTC and Vasiliou, are each terminated and of no effect with respect to any obligations thereunder whether arising prior to, on, or after the date hereof.

4.             Certain Matters Relating to Powerback™ Power Supplies.  MA, NuArt and MPP all acknowledge and agree that all rights to the “Powerback” trademarks and tradenames were conveyed to USTC by virtue of the Asset Purchase Agreement, and that none of MA, NuArt or MPP has any continuing rights in such trademarks and tradenames.  MA, NuArt and MPP represent and warrant to USTC and Quixote that, to the best of their knowledge, all designs, engineering and software for Modules manufactured by Powercom, Ltd. (“Powercom”) are the property of Powercom, and MA, NuArt and MPP disclaim any rights or interests in such designs, engineering and software.  MA, NuArt and MPP agree that they have no objection to USTC entering into supply arrangements with Powercom for the supply of Modules, and agree that they shall not knowingly take any actions which would interfere with any actual or prospective supply relationship between USTC and Powercom with respect to the supply of Modules to USTC.  MPP shall use all commercially reasonable efforts to facilitate a meeting among Dennis Lee on behalf of Powercom, a representative of MPP and a representative of USTC for the purpose of facilitating the establishment of a direct supply relationship between Powercom and USTC.

5.             Reaffirmation of Obligations Under Note.  USTC and Quixote reaffirm all of USTC’s obligations under that certain Subordinated Promissory Note, dated May 16, 2003, made by USTC and payable to the order of MA and NuArt, in the principal amount of five million dollars ($5,000,000) (the “Note”) and acknowledge that such obligations shall remain due and payable in accordance with the terms of the Note.   Notwithstanding any provision of the Note to the contrary, (x) the Note shall be freely transferable without the consent of Quixote or USTC, and (y) in the event of any failure of USTC to pay any payment of interest or principal thereon when due, other than by reason of the subordination provisions contained therein, Quixote and USTC shall pay all of costs of collection of the holder of the Note at such time, including reasonable attorneys’ fees.

6.             Guaranty of Certain Obligations of USTC.

(a)           In consideration of the entry by MA, NuArt and MPP into this Agreement, Quixote hereby agrees that in the event that a written notice (a “Default Notice”) executed by MA, NuArt, MPP or Intersection Development Corporation, S.A. de C.V. (“IDC”) is delivered to Quixote, at the address and in the manner provided in Section 12, which Default Notice states that: (i)  (w) USTC has failed to pay any of its payment obligations under the Note when due and payable, (x) USTC or Peek (as the case may be) has failed to pay any invoice from MPP for Modules or Cabinets within the payment terms set forth in Section 3(b), or (y) Quixote Transportation Safety Mexico, S.A. de R.L. de C.V. (“Quixote Mexico”) has failed to pay any amount which is due and payable under that certain Lease Contract, dated as of May 16, 2003, between IDC, as lessor, and Quixote Mexico, as lessee (the “Lease)  or has failed to perform any obligation owed to IDC pursuant to the Lease, as the case may be; and (ii) sets forth the amounts which the applicable Quixote Subsidiary (as herein defined) has failed to pay or the obligations which Quixote Mexico has failed to perform, Quixote shall be jointly and severally liable with such Quixote Subsidiary with respect to the obligations of such Quixote Subsidiary to make any such payments or perform such obligations as is specified in the Default Notice, in accordance with the terms of, and subject to the limitations set forth in, this Agreement, the Note and the Lease, as the case may be (which obligations are referred to herein as the “Obligations”), in each case as if the Obligations were direct and primary obligations of Quixote.  Quixote’s obligations under this Section 6 are referred to herein as the “Guaranty”.  The Guaranty is a guaranty of payment and performance and not merely a guaranty of collection.  USTC, Peek and Quixote Mexico are referred to herein collectively as the “Quixote Subsidiaries” and individually as a “Quixote Subsidiary”.

(b)           Quixote hereby agrees that, except as hereinafter provided, its obligations under this Section 6 shall be unconditional, irrespective of (x) any change in the time, manner or place of payment, time or manner of performance or any other term of the Obligations or (y) any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a guarantor including, any amendment, waiver, modification thereof between any of the Quixote Subsidiaries, on the one hand, and MA, NuArt, MPP or IDC (as the case may be), on the other hand.

(c)           Except as provided in paragraph (a), Quixote hereby waives diligence, presentment, demand for payment, filing of claims with a court in the event of receivership, bankruptcy or insolvency of any of the Quixote Subsidiaries or protest or notice with respect to the Obligations, and all demands whatsoever (and, except as provided in paragraph (a), Quixote shall not require that the same be made on any of the Quixote Subsidiaries as a condition precedent to Quixote’s obligations hereunder), and covenants that this Section 6 will not be discharged except by complete performance of the Obligations and any other obligations contained herein.

(d)           Each of MA, NuArt, MPP and IDC is hereby authorized, without notice or demand and without affecting the liability of Quixote under this Section 6, to, from time to time: (a) extend the time for payment of the Obligations, (b) accept partial payments on the Obligations and (c) liquidate the Obligations, in any manner, without affecting or impairing the obligations of Quixote under this Section 6.

(e)           Quixote agrees that, to the extent any Quixote Subsidiary makes a payment or payments on account of the Obligations, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to such Quixote Subsidiary, its estate, trustee or receiver or any other party, including, without limitation, Quixote, under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such repayment or invalidation, Quixote’s obligation under the Guaranty with respect thereto shall be reinstated and continued in full force and effect as of the time immediately preceding such initial payment.

(f)            Quixote waives all presentments, demands for performance, notices of non-performance, protest, notices of protest, notices of dishonor and notices of appearances with respect to the Guaranty, except as required or permitted pursuant to paragraph (a).

(g)           This Section 6 is in addition to, and not in substitution of, the obligations of Quixote under (x) Quixote Guaranty (as amended hereby), and (y) the Guaranty, of even date therewith, made by Quixote for the benefit of IDC (the “Quixote Mexico Guaranty”), both of which remain in full force and effect.

7.             Mutual Release and Covenant Not to Sue.

(a)           For good and valuable consideration, the receipt and sufficiency of which the Parties hereby acknowledge, Quixote and USTC, on their own behalf and on behalf of all other subsidiaries and affiliates of Quixote, and the respective representatives, successors and assigns of Quixote, USTC, and all other subsidiaries and affiliates of Quixote (collectively, the “USTC Releasing Parties”) hereby release and forever discharge MA, NuArt, MPP, RIWLL, ROHL, Vasiliou, the respective officers, directors, stockholders, employees and agents of the foregoing, and their respective representatives, heirs, successors and assigns (collectively, the “USTC Released Parties”) from any and all claims, demands, obligations, causes of action, controversies, actions, debts, liens, contracts, agreements, promises, representations, torts, damages, costs, attorneys’ fees, moneys due on accounts, obligations, judgments or liabilities of any kind or nature whatsoever, whether at law or in equity, pursuant to statute, regulation or common law, for negligence, strict liability, fiduciary or contract breach, intentional wrongdoing or otherwise, and regardless of whether known or unknown, accrued or contingent, arising out of or relating in any manner to any matters, causes or things whatsoever from the beginning of time through the date hereof.  Notwithstanding the preceding sentence, this paragraph (a) shall not release any of the USTC Released Parties of any of their obligations under this Agreement, Section 5.5 of the Asset Purchase Agreement (as amended hereby), Section 2 of the Stockholder Covenants not to Compete (as amended hereby), Section 7 of the OEM Supply Agreement (as amended hereby), or MPP’s obligation to deliver Modules and Cabinets which USTC has previously purchased from MPP and which have not been delivered as of the date hereof.

(b)           For good and valuable consideration, the receipt and sufficiency of which the Parties hereby acknowledge, MA, NuArt, MPP, RIWLL, ROHL, and Vasiliou, on their own behalf and on behalf of their respective heirs, representatives, successors and assigns (collectively, the “Myers Releasing Parties”) (the USTC Releasing Parties and the Myers Releasing Parties, individually, a “Releasing Party” and, collectively, the “Releasing Parties”), hereby release and forever discharge Quixote, USTC, all subsidiaries of Quixote other than USTC (including the Quixote Subsidiaries), the respective officers, directors, stockholders, employees and agents of the foregoing, and their respective representatives, heirs, successors and assigns (collectively, the “Myers Released Parties”) (the USTC Released Parties and the Myers Released Parties, collectively, the “Released Parties”) from any and all claims, demands, obligations, causes of action, controversies, actions, debts, liens, contracts, agreements, promises, representations, torts, damages, costs, attorneys’ fees, moneys due on accounts, obligations, judgments or liabilities of any kind or nature whatsoever, whether at law or in equity, pursuant to statute, regulation or common law, for negligence, strict liability, fiduciary or contract breach, intentional wrongdoing or otherwise, and regardless of whether known or unknown, accrued or contingent, arising out of or relating in any manner to any matters, causes or things whatsoever from the beginning of time through the date hereof.  Notwithstanding the foregoing, this paragraph (b) shall not release any of the Myers Released Parties of any of their obligations under this Agreement, the Note, the Lease, the Quixote Guaranty, the Quixote Mexico Guaranty, or any of USTC’s obligations to pay for Modules and Cabinets under USTC’s outstanding purchase orders or MPP’s outstanding invoices (as the case may be).

(c)           The Releasing Parties further covenant and agree that none of the Releasing Parties will ever sue, institute, or cause to institute any proceeding in any court or other forum against any of the Released Parties to charge any of the Released Parties with any matter which is released pursuant to the provisions of this Section 7, and that the Releasing Parties will defend, protect, indemnify and save the Released Parties harmless from any loss, liability, damage or expense, including reasonable attorneys’ fees incurred in defending, responding to or otherwise seeking relief from any claim, suit or judgment incurred by reason of any claim asserted by the other regarding any matter which is released pursuant to the provisions of this Section 7.

8.             Representations and Warranties.

(a)           Quixote and USTC (collectively, the “USTC Parties”) each hereby represents and warrants to MA, NuArt, MPP and the Guarantors (collectively, the “Myers Parties”) as follows:

(i)            Each of the USTC Parties is a corporation duly organized, existing and in good standing under the laws of its state of incorporation.

(ii)           Each of the USTC Parties has full corporate power and authority to enter into and perform this Agreement.  The execution and delivery by the USTC Parties of this Agreement, and the performance by them of their obligations hereunder, have been duly authorized and approved by all requisite corporate action.  This Agreement has been, duly executed and delivered by a duly authorized officer of each of the USTC Parties, and constitutes a valid and legally binding obligation of the USTC Parties, enforceable against Quixote and/or USTC (as the case may be) in accordance with its terms (except to the extent that enforcement may be affected by laws relating to bankruptcy, reorganization, insolvency and creditors’ rights and by the availability of injunctive relief, specific performance and other equitable remedies).

(iii)          No consent, authorization, order or approval of, or filing or registration with, any governmental authority or other Person (as herein defined) is required for the execution and delivery by Quixote and USTC of this Agreement and the consummation by the USTC Parties of the transactions contemplated hereby.  As used herein, a “Person” means an individual, any type of business entity (including a corporation, joint-stock company, partnership or limited liability company), any other type of legal entity (including a trust), or any governmental agency or instrumentality.

(iv)          Neither the execution and delivery of this Agreement by the USTC Parties, nor the consummation by the USTC Parties of the transactions contemplated hereby, will conflict with or result in a breach of any of the terms, conditions or provisions of their respective certificates of incorporation or by-laws, or of any statute or administrative regulation, or of any order, writ, injunction, judgment or decree of any court or governmental authority or of any arbitration award to which either of the USTC Parties is a party or by which either of the USTC Parties is bound.

(v)           Neither of the USTC Parties is a party to any unexpired, undischarged or unsatisfied written or oral contract, agreement, indenture, mortgage, debenture, note or other instrument under the terms of which performance by the USTC Parties according to the terms of this Agreement will be a default or an event of acceleration, or grounds for termination, or whereby timely performance by the USTC Parties according to the terms of this Agreement may be prohibited, prevented or delayed.

(vi)          None of the USTC Parties has assigned, encumbered or in any manner transferred all or any portion of the claims asserted in the Litigation or which are settled pursuant to this Agreement.

(b)           The Myers Parties hereby represent and warrant to the USTC Parties as follows:

(i)            Each of MA, NuArt, MPP, RIWLL and ROHL (the “Myers Corporate Parties”) is a corporation duly organized, existing and in good standing under the laws of its state or other jurisdiction of incorporation.

(ii)           Each of the Myers Corporate Parties has all necessary power and authority (corporate or otherwise) to enter into and perform this Agreement.  The execution and delivery by the Myers Corporate Parties of this Agreement, and the performance by them of their obligations hereunder, have been duly authorized and approved by all requisite corporate action.  This Agreement has been duly executed and delivered by a duly authorized officer of the applicable Myers Corporate Parties, or by Vasiliou (as the case may be) and each of them constitutes a valid and legally binding obligation of applicable Myers Parties, enforceable against the applicable Myers Parties in accordance with its terms (except to the extent that enforcement may be affected by laws relating to bankruptcy, reorganization, insolvency and creditors’ rights and by the availability of injunctive relief, specific performance and other equitable remedies).

(iii)          No consent, authorization, order or approval of, or filing or registration with, any governmental authority or other Person is required for the execution and delivery by the Myers Parties of this Agreement, and the consummation by the Myers Parties of the transactions contemplated hereby and thereby.

(iv)          Neither the execution and delivery of this Agreement by the Myers Parties, nor the consummation by the Myers Parties of the transactions contemplated hereby, will conflict with or result in a breach of any of the terms, conditions or provisions of the respective certificates of incorporation or by-laws of the Myers Corporate Parties, or of any statute or administrative regulation, or of any order, writ, injunction, judgment or decree of any court or governmental authority or of any arbitration award to which any of the Myers Parties is a party or by which any of the Myers Parties is bound.

(v)           None of the Myers Parties is a party to any unexpired, undischarged or unsatisfied written or oral contract, agreement, indenture, mortgage, debenture, note or other instrument under the terms of which performance by the Myers Parties according to the terms of this Agreement will be a default or an event of acceleration, or grounds for termination, or whereby timely performance by the Myers Parties according to the terms of this Agreement may be prohibited, prevented or delayed.

(vi)          None of the Myers Parties has assigned, encumbered or in any manner transferred all or any portion of the claims asserted in the Litigation or which are settled pursuant to this Agreement.

9.             Entire Agreement.  This Agreement, the Note,  Section 5.5 of the Asset Purchase Agreement (as amended hereby), Section 7 of the OEM Supply Agreement (as amended hereby), Section 2 of each of the Stockholder Covenants not to Compete (each as amended hereby), the Lease, the Quixote Guaranty (as amended hereby), the Quixote Mexico Guaranty, and the purchase orders, order acknowledgements, invoices and other documents issued from time to time by USTC and MPP with respect to Modules and Cabinets, constitute the entire agreement between the parties and shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

10.           Non-Waiver.  The failure in any one or more instances of a party to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege in this Agreement conferred, or the waiver by said party of any breach of any of the terms, covenants or conditions of this Agreement, shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.  No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

11.           Counterparts.  Counterpart copies of this Agreement may be signed by all Parties and signature pages exchanged by telecopier or email.  The Parties intend and agree that counterpart copies signed and exchanged as provided in the preceding sentence shall be fully binding.  Counterpart originals of this Agreement shall be exchanged by U.S. mail or express service at the earliest reasonable time following the exchange of signature pages by telecopier or email, each of which shall be an original and all of which together shall constitute the one and same instrument.

12.           Notices.  All notices required or permitted to be given hereunder shall be in writing and may be delivered by hand, by facsimile, by nationally recognized private courier, or by United States mail.  Notices delivered by mail shall be deemed given three (3) business days after being deposited in the United States mail, postage prepaid, registered or certified mail.  Notices delivered by hand, by facsimile, or by nationally recognized private carrier shall be deemed given on the first business day following receipt; provided, however, that a notice delivered by facsimile shall only be effective if such notice is also delivered by hand, or deposited in the United States mail, postage prepaid, registered or certified mail, on or before two (2) business days following its delivery by facsimile.  All notices shall be addressed as follows:  (1) if to either of the USTC Parties, addressed to Quixote, 35 E. Wacker Drive, Chicago, Illinois 60601, Attention:  Leslie J. Jezuit and Daniel P. Gorey, facsimile (312) 476-1356, and Holland & Knight, LLP, 131 S. Dearborn, Chicago, Illinois 60603, Attention:  Anne Hamblin Schiave, facsimile (312) 578-6666; (2) if to any of the Myers Parties, c/o MPP, 723 E. Harrison Street, Corona, California 92878, Attention:  Diana Grootonk, facsimile (951) 520-1961, with a copy to Greenberg Traurig, LLP, 77 W. Wacker Drive, Chicago, Illinois 60601, Attention:  David W. Schoenberg, facsimile (312) 899-0379, and/or (3) to such other respective addresses and/or addressees as may be designated by notice given in accordance with the provisions of this Section 12.

13.           Severability.  The invalidity of any provision of this Agreement or portion of a provision shall not affect the validity of any other provision of this Agreement or the remaining portion of the applicable provision.

14.           Applicable Law.  This Agreement shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the internal laws of the State of California applicable to contracts made in that State.

15.           Binding Effect; Benefit.  This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their heirs, representatives, successors and assigns.  Nothing in this Agreement, express or implied, shall confer on any person other than the parties hereto, and their respective successors and permitted assigns, and IDC, Peek, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, including without limitation any third party beneficiary rights.

16.           Rule of Construction.  The Parties acknowledge and agree that each has negotiated and reviewed the terms of this Agreement, assisted by such legal and tax counsel as they desired, and has contributed to its revisions.  The Parties further agree that the rule of construction that any ambiguities are resolved against the drafting party will be subordinated to the principle that the terms and provisions of this Agreement will be construed fairly as to all parties and not in favor of or against any party. The headings contained in this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.  The word “including,” means “including, without limitation.”

17.           Consent to Jurisdiction.  This Agreement has been executed and delivered in and shall be deemed to have been made in Los Angeles, California.  Each of the Parties agrees to the exclusive jurisdiction of any state or Federal court within Los Angeles, California, with respect to any claim or cause of action arising under or relating to this Agreement, and waives personal service of any and all process upon it, and consents that all services of process be made by registered or certified mail or delivered by hand, directed to it as provided in the following sentence, and service so made shall be deemed to be completed when received.  Process to be served upon either of the USTC Parties shall be mailed or delivered c/o Anne Hamblin Schiave, Holland & Knight, LLP, 131 S. Deaborn Street, Chicago, Illinois 60603.  Process to be served upon any of the Myers Parties shall be mailed or delivered c/o David W. Schoenberg, Greenberg Traurig, LLP, 77 W. Wacker Drive, Chicago, Illinois 60601.  Each of the Parties waives any objection based on forum non conveniens and waives any objection to venue of any action instituted hereunder.  Nothing in this paragraph shall affect the right to serve legal process in any other manner permitted by applicable law.

18.           Waiver of Trial by Jury.  Each of the Parties waives the right to a jury trial in connection with any suit, action or proceeding seeking enforcement of such party’s rights under this Agreement.

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IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first above written.

QUIXOTE CORPORATION		U.S. TRAFFIC CORPORATION

By:	/s/ Leslie J. Jezuit	By:	/s/ Leslie J. Jezuit
	President	Chief Executive Officer

MYERS AMERICA, INC.		MYERS/NUART ELECTRICAL PRODUCTS, INC.

By:	/s/ Diana Grootonk	By:	/s/ Diana Grootonk
	Director	Director

MYERS POWER PRODUCTS, INC.		RAYMOND INTERNATIONAL W.L.L.

By:	/s/ Diana Grootonk	By:	/s/ Leslie Rogers
	Chief Operating Officer	Director

RAYMOND OVERSEAS HOLDING, LTD.

By:	/s/ Walter L. Rogers	/s/ Basil Vasiliou
	Agent	Basil Vasiliou

JOINDER

Quixote Mexico joins in the foregoing Settlement Agreement for the purpose of reaffirming all of its obligations under the Lease.

QUIXOTE TRANSPORTATION SAFETY MEXICO,
S.A. DE R.L. DE C.V.

By:	/s/ Leslie J. Jezuit
President